UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                        SCHEDULE 14C

       INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
          OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[x]  Preliminary  Information  Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive  Information  Statement

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           PARADISE MUSIC & ENTERTAINMENT,INC.
              (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

(1)  Title  of  each  class  of  securities  to  which transaction  applies:

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(2)  Aggregate  number  of  securities  to  which  transactions applies:

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(3) Per  unit  price or other underlying value of transaction computed pursuant to  exchange  act  rule  0-11:

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(4)  Proposed  maximum  aggregate  value  of  transaction:

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(5)	Total  fee  paid:

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[_]  Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount  previously  paid:

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(2)  Form, schedule  or  registration  statement  no.:

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(3)  Filing party:

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(4)  Date filed:

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                    For Additional Information Contact:
                   Boris Rubizhevsky, President and CEO
                    Paradise Music & Entertainment, Inc.
                    1365 N. Courtenay Parkway, Suite A
                     Merritt Island, FL. 32953
                            (321)-452-9091












































                   Paradise Music & Entertainment, Inc.
                    1365 N. Courtenay Parkway, Suite A
                       Merritt Island, FL. 32953
                            (321) 452-9091
                                                       April 6, 2009
To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock, as of the close of business on the record date, March 25, 2009, that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of, resolutions which will accomplish the following:

1.	Amend our  articles of incorporation to change the name of the
Corporation to Global Environmental Resources, Inc.

     2. Amend our articles of incorporation to increase the number of our authorized shares of common stock to Five Hundred
Million (500,000,000) shares and to change the par value from $0.01 to $0.001.

     We have consenting stockholders who hold 35,892,926 shares of our common stock, 280,000 shares of our Series A preferred stock, which represents 2,800,000 votes on a par with the common stock, and 547,300 shares of our Series C preferred stock, which represent 54,730,000 votes on a par with our common stock, who have consented in writing to these resolutions. These consents represent 57.57 percent of our common shares outstanding, 100 percent of our Series A preferred shares outstanding and 81.38 percent of our Series C preferred shares outstanding, and together represent 93,422,926 votes of a total of 132,395,500 votes of all of our outstanding shares, or 70.56 percent of all votes. Under Delaware law, written consent of a majority vote of shareholders is sufficient to adopt the resolutions in question, without a formal meeting of shareholders.

     Pursuant to our certificate of designations establishing Series C preferred stock, each share of the 672,500 shares of currently issued and outstanding Series C preferred stock may be converted into 100 fully paid and non-assessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder, multiplied by 100. Therefore, the holders of the Series C preferred shares have the power to vote 67,250,000 shares on a par with the common stock. We also have 280,000 shares of Series A preferred stock outstanding, which may be converted into 2,800,000 fully paid and non-assessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder, multiplied by 10. Therefore, the holders of the Series A preferred shares have the power to vote 2,800,000 shares on a par with the common stock. There is no separate class voting of either the Series A or the Series C preferred shares.

     The holders of all of the Series A preferred stock holding 2,800,000 votes, the holders of the Series C preferred stock holding 54,730,000 votes, and shareholders holding 34,132,926 shares of our common stock, with the total representing 70.56 percent of the outstanding votes out of 132,395,500total votes outstanding on the record date, have indicated that they intend toconsent in writing to adopt the resolution to approve the amendments to our articles of incorporation. These shareholders together have the power to pass the proposed resolutions without the concurrence of any of our other stockholders.

     This information statement is being mailed on or about April 17, 2009 to all stockholders of record as of March 25, 2009


                               Very truly yours,


                              --------------------------
	                        Boris Rubizhevsky
                              President











































                    Paradise Music & Entertainment, Inc.
                    1365 N. Courtenay Parkway, Suite A
                       Merritt Island, FL. 32953
                            (321) 452-9091

                        INFORMATION STATEMENT

This information statement is furnished to the holders of record at the close of business on March 25, 2009 (the record date), of the outstanding common stock and preferred stock of Paradise Music & Entertainment, Inc. pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that the holders of the majority of the votes of our stock intend to take by written consent to effect the following corporate actions:

1.	Amend  our  articles  of  incorporation  to change the name of the corporation to Global Environmental Resources, Inc.

2.	Amend our articles of incorporation to increase the number of our authorized shares of common stock to 500,000,000 common shares, par value $0.001 and 5,000,000 preferred shares, par value $0.01.

This information statement will be sent on or about April 16, 2009 to our stockholders of record as of March 25, 2009 who do not sign the majority written consent described herein.

              WE ARE NOT ASKING YOU FOR A PROXY
                            AND
            YOU ARE REQUESTED NOT TO SEND A PROXY.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on March 25, 2009 as the record date for determining the stockholders entitled to notice of the above noted action. The amendments to our articles of incorporation require the affirmative vote of a majority of the cumulative votes represented by the shares of our common stock and preferred stock issued and outstanding at the time the vote is taken. As of the record date, 62,345,000 shares of our common stock were issued and outstanding, 280,000 shares of our Series A preferred stock were outstanding, and 672,500 shares of our Series C preferred stock were outstanding.

Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of our Series A preferred stock entitles the holder to ten votes on all matters brought before the stockholders. Each share of our Series C preferred stock entitles the holder to one hundred votes on all matters brought before the stockholders

We have consenting stockholders (the Consenting Stockholders), who hold 34,132,926 shares of our common stock, 280,000 shares of our Series A preferred stock representing 2,880,000 votes and 547,300 shares of our Series C preferred stock representing 54,730,000 votes on a par with our common shares.

Therefore, the Consenting Stockholders will have the power to vote 93,422,926 shares of our voting stock which number represents a majority (70.56 percent)of the 132,395,300 outstanding votes of our voting stock as of the record date. The Consenting Stockholders will vote for the amendment to our articles of incorporation. The Consenting Stockholders will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

No action will be taken in connection with the proposals by our board of directors or the voting stockholders for which Delaware law, our articles of incorporation, or bylaws provide a right of a stockholder to dissent and obtain appraisal of, or payment for, such stockholder's shares.

BACKGROUND

Paradise Music & Entertainment, Inc. ("Paradise" or the "Company") was incorporated in the State of Delaware on July 18, 1996. Paradise operates offices in Florida and Colorado and has a wholly-owned subsidiary based in New York.

Our common stock traded on the NASDAQ OTC Bulletin Board from January 22, 1997 through March 15, 2002 under the symbol "PDSE" and thereafter on the over-the-counter markets under the symbol ?PDSE.pk?. Beginning May 2002, the only bid and ask quotations for our common stock were those provided by market makers and other dealers who listed such quotations with the National Daily Quotation Service, commonly referred to as the interdealer "Pink Sheets."

















                AMENDMENT TO ARTICLES OF INCORPORATION TO
                     CHANGE THE CORPORATE NAME AND TO
              INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The board of directors has determined that it is advisable to change our corporate name and to increase our authorized common stock and has adopted, subject to stockholder approval, an amendment to our articles of incorporation to change our corporate name to Global Environmental Resources, Inc. and to increase our authorized number of shares of common stock from 100,000,000 shares to 500,000,000 shares of common stock, par value $0.001 per share.
A copy of the proposed resolutions amending our articles of incorporation is attached to this information statement as Attachment A.

     Changing our corporate name to Global Environmental Resources, Inc. has been approved by our Board of Directors in order to more accurately reflect the nature of the company?s business and business model, which is to operate in and to acquire additional companies operating in the environmental testing and remediation markets. The change of name also will result in a change in the trading symbol for our common shares from the current PDSE to a new symbol to be determined on application to the Financial Industry Regulatory Authority (FINRA).

     Authorizing an additional 400,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action is specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The following is a summary of the material matters relating to our common stock.

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

     The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

     The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder's investment could be adversely affected.

     The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Delaware.

     Issuance of  additional  shares.

As of the date of this information statement, our board has no specific plans to issue or use any of our newly authorized shares of common stock. However, it is expected that the Company will undertake a private offering of its common shares in the next few months in order to raise needed working capital. The increase in the number of our authorized common shares is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes, including the anticipated private offering, and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

     The proposal with respect to our common stock is not being made by us in response to any known accumulation of shares or threatened takeover and we have no current plans to use the additional common shares for a merger, acquisition or other corporate business combination.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment to our articles of incorporation to change our corporate name and increasing the number of our common shares.

     The written consent of the Consenting Shareholders represents more than a majority of the issued and outstanding voting stock of the Company so the proposal will be adopted without a formal vote of all shareholders.

     Information regarding the beneficial ownership of our common stock and preferred stock by management and the board of directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2008 regarding the share ownership of the company by (i) each person who is known to us to be the record or beneficial owner of more than five percent (5%) of our common stock; (ii) each director and each named executive officer; and
(iii) all directors and executive officers as a group:

Name and Position of    Amount and Nature of          % of Outstanding
Beneficial Owner (1)    Beneficial Ownership (2)        votes held (3)
--------------------  ------------------------     --------------------
Named Executive
Officer and Directors:

Boris Rubizhevsky, Director  5,250,000  (4)                     2.41%
Winston Willis, Director     5,000,000  (5)                     5.35%
Paul Lisak, Director         3,187,000  (6)                     3.41%
Barry Saxe, Director         2,250,000  (7)                     2.41%
Michael Wiechnik, Director     750,000  (8)                     0.80%
Julia M. Belden, Secretary  14,100,000  (9)                    15.09%
Kelly T. Hickel, CEO of ETL  7,479,083  (10)                    8.01%
Patty Werner-Els, Pres. ETL  2,250,000  (11)                    2.41%
                          -------------                       ---------
All Named Executive
Officers and Directors
as a group (8 persons)      40,266,083                         43.10%

Beneficial Owners in
Excess of 5% (other
than Named Executive
Officers and Directors):

Porter Capital Corp.         9,780,000 (12)                    10.47%
Hickel Living Trust          9,374,869 (13)                    10.03%
Leaddog Capital              7,023,256 (14)                     7.52%
Rifenburgh Family
  Limited Partnership        9,778,718 (15)                    10.47%

(1) The address of each beneficial owner identified is c/o Paradise Music & Entertainment, Inc., 1365 N. Courtenay Parkway, Suite A, Merritt Island, FL 32923, P.O. Box 307, Cocoa, FL 32923-0307, except for Porter Capital Corporation, which is 2112 First Avenue North, Birmingham, AL 10168.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common and preferred stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 31, 2009 upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days of March 31, 2009 have been exercised and converted, and (ii)
62,345,000 shares of common stock were outstanding, holding the same number of votes, 280,000 Series A Preferred Shares were outstanding holding a total of 2,800,000 total votes, and 392,300 shares of Series C Preferred Shares were outstanding holding a total of 39,230,000 total votes, for a total of 104,375,500 outstanding, before any consideration is given to such options, warrants or convertible securities.

(4) Boris Rubizhevsky is President and CEO of the Company and holds 250,000 common shares and 87,500 Series C Preferred shares for a total of 5,250,000 votes.

(5) Winston Willis holds 2,500,000 shares of common stock and 25,000 shares of Series C Preferred shares for a total of 5,000,000 votes.

(6) Paul Lisak holds 687,000 shares of common stock and 25,000 shares of Series C Preferred shares for a total of 3,187,000 votes.

(7) Barry Saxe holds 250,000 shares of common stock and 20,000 shares of Series C Preferred shares for a total of 2,250,000 votes.

(8) Michael Wiechnik holds 250,000 shares of common stock and 5,000 shares of Series C Preferred shares for a total of 750,000 votes.

(9) Julia Belden is Secretary-Treasurer of the Company and holds 5,350,000 shares of common stock and 87,500 shares of Series C Preferred shares for a total of 14,100,000 votes.

(10) Kelly T. Hickel is Chairman and CEO of Environmental Laboratories, Inc., a wholly-owned subsidiary of the Company. He holds 979,083 shares of common stock and 65,000 shares of Series C Preferred shares for a total of 7,479,083 votes.

(11) Patty Warner-Els is President of Environmental Laboratories, Inc., a wholly-owned subsidiary of the Company. She holds 2,500,000 shares of common stock and 25,000 shares of Series C Preferred shares for a total of 2,250,000 votes.

(12) Porter Capital Corporation (PCC) holds 5,850,000 shares of common stock and 39,300 shares of Series C Preferred shares for a total of 9,780,000 votes.

(13) The Hickel Living Trust was originally established by Kelly T. Hickel but he has no interest in the trust as a trustee or beneficiary, and disclaims any beneficial interest in the shares held by the trust. The trust holds 9,374,869 shares of common stock and no shares of Series C Preferred shares for a total of 9,374,869 votes.

(14) Leaddog Capital Partners, LP and Leaddog Capital, Inc. are affiliated parties and hold, respectively, 3,023,256 and 0 shares of common stock, and 10,000 and 30,000 shares of Series C Preferred shares, for a total of 7,023,256votes.

(15) Rifenburgh Family Limited Partnership was established by our Chairman, Richard P. Rifenburgh, but he has no partnership or other membership interest and disclaims any beneficial interest in the shares held by the partnership. The partnership holds 1,778,718 shares of common stock and 80,000 shares of Series C Preferred shares for a total of 9,778,718 votes.

Information contained herein with regard to stock ownership was obtained from our stockholders' list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based upon copies of the individual filings by such persons received by the Company, all such persons have not yet filed the required reports.

FORM 10-K ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-Q

     Our Annual Report on Form 10-K for the year ended December 31, 2008, when filed, and financial Information from our Quarterly Reports for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the Securities & Exchange Commission, are incorporated herein by reference. The Company is in the process of preparing and filing its Annual Report on Form 10-K for the year ended December 31, 2008 and expects to file the report on or before April 14, 2009.

EXHIBITS TO ANNUAL AND QUARTERLY REPORTS AND COPIES OF QUARTERLY REPORTS

     WE WILL FURNISH COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, WHICH INCLUDES LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN, ON REQUEST. WE WILL FURNISH COPIES OF OUR QUARTERLY REPORTS FOR THE PERIODS ENDED MARCH 31, 2008, June 30, 2008 AND SEPTEMBER 30, 2008, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN, ALSO ON REQUEST. WE WILL FURNISH THE QUARTERLY REPORTS AND ANY EXHIBIT TO THE FORM 10-K AND THE QUARTERLY REPORTS UPON THE PAYMENT OF A SPECIFIED REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH REPORT OR EXHIBIT. ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT THE CORPORATE OFFICES.

                        By Order of the Board of Directors,


                       /s/Boris Rubizhevsky
                       --------------------------------
                       Boris Rubizhevsky
                       President and Chief Executive Officer


                           ATTACHMENT A
            RESOLUTIONS TO BE ADOPTED BY THE STOCKHOLDERS OF
                 PARADISE MUSIC & ENTERTAINMENT INC.
                          (THE "COMPANY")
         BY WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING

     RESOLVED, that the amendment to the Company's Articles of Incorporation TO CHANGE THE CORPORATE NAME TO Global Environmental Resources, Inc. is hereby adopted and approved in all respects; and

     RESOLVED FURTHER, that the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 500,000,000 shares of par value $0.001, is hereby adopted and approved in all respects; and

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.


____________________	______________________	________________________
Shareholder			No. Common Shares held	No. Preferred Shares held

                        Date: _________________